UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	August 25, 2023

VerifyMe, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39332	23-3023677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 International Parkway, Fifth Floor, Lake Mary, Florida		32746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 736-9400

_____________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VRME	The Nasdaq Capital Market
Warrants to Purchase Common Stock	VRMEW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 25, 2023, VerifyMe, Inc. (the “Company”) entered into a Convertible Note Purchase Agreement (the “Purchase Agreement”) with the investors named therein (the “Investors”) for the sale of convertible promissory notes (“Notes”) in the aggregate principal amount of $1.1 million (the “Private Placement”). The Company intends to use the net proceeds from the Private Placement for general corporate purposes.

The Notes are subordinated unsecured obligations of the Company and accrue interest payable semiannually at a rate of 8% per year. The Notes will mature on August 25, 2026 (the “Maturity Date”), unless earlier converted or repurchased. Holders may convert all or any portion of their notes at any time prior to the Maturity Date. The conversion price is $1.15 per share of the Common Stock, which is equal to the Nasdaq Official Closing Price of the Common Stock on the trading day immediately preceding the Closing Date. The Company may not redeem the Notes prior to the Maturity Date.

Several of the Investors in the Private Placement are or are affiliated with Adam Stedham, the Company’s President and CEO; Scott Greenberg, the Company’s Chairman; Marshall Geller, a director; and Arthur Laffer, a director.

The offer and sale of the Notes was not registered under the Securities Act of 1933, as amended (the “1933 Act”), and the Notes were issued and sold in a private placement pursuant to Section 4(a)(2) of the 1933 Act and Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission (the “SEC”) under the 1933 Act. Each of the Investors represented that it is an “accredited investor” within the meaning of Rule 501 of Regulation D, was acquiring the Notes for its own account, and had no direct or indirect arrangement or understanding with any other persons to distribute or regarding the distribution of such Notes. The Notes were offered and sold without any general solicitation by the Company or its representatives.

The foregoing summaries of the Purchase Agreement and the Notes are subject to and qualified in their entirety by the terms of the Purchase Agreement and the Notes, forms of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or a solicitation of an offer to buy convertible promissory notes or any other securities of the Company.

Item 7.01	Regulation FD Disclosure.

On August 28, 2023, VerifyMe, Inc. (the “Company”) issued a press release announcing the Private Placement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities under such section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1*	Form of Convertible Note Purchase Agreement
10.2	Form of Convertible Subordinated Promissory Note
99.1	VerifyMe, Inc. Press Release dated August 28, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VerifyMe, Inc.

Date: August 28, 2023	By:	/s/ Adam Stedham
Adam Stedham
Chief Executive Officer and
President